Exhibit 4.1

DIRECTV HOLDINGS LLC

DIRECTV FINANCING CO., INC.

2.400% SENIOR NOTES DUE 2017

3.800% SENIOR NOTES DUE 2022

5.150% SENIOR NOTES DUE 2042

INDENTURE

Dated as of March 8, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as
Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
303	1.03
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.07
(c)	7.06; 11.02
(d)	7.06
314(a)	4.03(a); 11.05
(4)	4.04; 11.05
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.04; 11.05
(f)	N.A.
315(a)	7.01(b); 7.02
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.13
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(c)	11.01

N.A. means Not Applicable.

Note:      This Cross-Reference Table shall not, for any purposes, be deemed to be part hereof.

i

EXHIBITS

EXHIBIT A-1	FORM OF 2.400% SENIOR NOTES DUE 2017
EXHIBIT A-2	FORM OF 3.800% SENIOR NOTES DUE 2022
EXHIBIT A-3	FORM OF 5.150% SENIOR NOTES DUE 2042
EXHIBIT B	FORM OF GUARANTEE
EXHIBIT C-1	FORM OF CERTIFICATE OF TRANSFER — 2.400% SENIOR NOTES DUE 2017
EXHIBIT C-2	FORM OF CERTIFICATE OF TRANSFER — 3.800% SENIOR NOTES DUE 2022
EXHIBIT C-3	FORM OF CERTIFICATE OF TRANSFER — 5.150% SENIOR NOTES DUE 2042
EXHIBIT D-1	FORM OF CERTIFICATE OF EXCHANGE — 2.400% SENIOR NOTES DUE 2017
EXHIBIT D-2	FORM OF CERTIFICATE OF EXCHANGE — 3.800% SENIOR NOTES DUE 2022
EXHIBIT D-3	FORM OF CERTIFICATE OF EXCHANGE — 5.150% SENIOR NOTES DUE 2042

INDENTURE dated as of March 8, 2012 by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, the Guarantors (as hereinafter defined) and The Bank of New York Mellon Trust Corporation, N.A., a national banking association, as trustee (the “Trustee”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Issuers’ 2.400% Senior Notes due 2017, the Issuers’ 3.800% Senior Notes due 2022 and the Issuers’ 5.150% Senior Notes due 2042.

RECITALS

The Issuers and the Guarantors have duly authorized the execution and delivery hereof to provide for the issuance of the Notes and the Guarantees.

All things necessary (i) to make the Notes, when executed by the Issuers and authenticated and delivered hereunder and duly issued by the Issuers and delivered hereunder, the valid obligations of the Issuers, (ii) to make the Guarantees when executed by the Guarantors and delivered hereunder the valid obligations of the Guarantors, and (iii) to make this Indenture a valid and legally binding agreement of the Issuers and the Guarantors, all in accordance with their respective terms, have been done.

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed as follows for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.                                                       Definitions.

“144A Global Note” means a global note substantially in the form of Exhibit A-1 (in the case of the 2017 Notes) hereto, Exhibit A-2 (in the case of the 2022 Notes) hereto or Exhibit A-3 (in the case of the 2042 Notes) bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“2014 Notes” means $1,000 million of 4.750% Senior Notes due 2014 issued by the Company and DIRECTV Financing under an indenture dated as of September 22, 2009, as amended by the first supplemental indenture dated as of November 14, 2011.

“2015 Notes” means $1,200 million of 3.550% Senior Notes due 2015 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

“2016 Notes” means $1,500 million of 7.625% Senior Notes due 2016 issued by the Company and DIRECTV Financing under an indenture dated as of May 14, 2008, as amended by the first supplemental indenture dated as of November 14, 2011.

“3.125% 2016 Notes” means $750 million of 3.125% Senior Notes due 2016 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“3.500% 2016 Notes” means $1,500 million of 3.500% Senior Notes due 2016 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“2017 Notes” means the Initial 2017 Notes, the Exchange Notes issued in exchange for the Initial 2017 Notes and any other Notes designated as the 2017 Notes and issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof, treated as a single class of securities.

“2019 Notes” means $1,000 million of 5.875% Senior Notes due 2019 issued by the Company and DIRECTV Financing under an indenture dated as of September 22, 2009, as amended by the first supplemental indenture dated as of November 14, 2011.

“2020 Notes” means $1,300 million of 5.200% Senior Notes due 2020 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

“2021 Notes” means $1,000 million of 4.600% Senior Notes due 2021 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“5.000% 2021 Notes” means $1,500 million of 5.000% Senior Notes due 2021 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“2022 Notes” means the Initial 2022 Notes, the Exchange Notes issued in exchange for the Initial 2022 Notes and any other Notes designated as the 2022 Notes and issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof, treated as a single class of securities.

“2040 Notes” means $500 million of 6.350% Senior Notes due 2040 issued by the Company and DIRECTV Financing under an indenture dated as of March 11, 2010, as amended by the first supplemental indenture dated as of November 14, 2011.

“6.000% 2040 Notes” means $1,250 million of 6.000% Senior Notes due 2040 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“2041 Notes” means $1,000 million of 6.375% Senior Notes due 2041 issued by the Company and DIRECTV Financing under an indenture dated as of August 17, 2010, as amended by the first supplemental indenture dated as of August 17, 2010, the second supplemental indenture dated as of March 10, 2011, the third supplemental indenture dated as of November 14, 2011 and the fourth supplemental indenture dated as of November 14, 2011.

“2042 Notes” means the Initial 2042 Notes, the Exchange Notes issued in exchange for the Initial 2042 Notes and any other Notes designated as the 2042 Notes and issued after the Issue Date in accordance with the fourth paragraph of Section 2.02 hereof, treated as a single class of securities.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merges with or into or becomes a Subsidiary of such specified Person, or Indebtedness incurred by such Person in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person or the acquisition of such assets, as the case may be.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that no individual, other than a director of Parent or the Company or their respective Subsidiaries or an officer of Parent or the Company or their respective Subsidiaries with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries solely by reason of such individual’s employment, position or responsibilities by or with respect to Parent, the Company or any of their respective Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means (a) with respect to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (b) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of each of the Issuers to have been duly adopted by the Board of Directors of each Issuer and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Change of Control” means the occurrence of any one of the following:

(1)           the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than a Parent Company becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares;

(2)           the first day on which the majority of the members of the Company’s Board of Directors cease to be Continuing Directors; or

(3)           the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Commission” means the Securities and Exchange Commission.

“Communications Act” means the Communications Act of 1934, as amended.

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of a Note being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Note.

“Comparable Treasury Price” means, with respect to any redemption date for any Note:  (1) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee is given fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Consolidated Net Tangible Assets” of any Person means, for any period, the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangibles, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Company’s Board of Directors who:

(1)           was a member of such Board of Directors on the date hereof; or

(2)           was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” means the principal office of the Trustee at which any time its corporate trust business shall be administered, which office at the date hereof is located at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention:  Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 (in the case of a 2017 Note) hereto, Exhibit A-2 (in the case of a 2022 Note) or Exhibit A-3 (in the case of a 2042 Note) hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means The Depository Trust Company and any and all successors thereto appointed as depositary hereunder and having become such pursuant to an applicable provision hereof.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof or pursuant to a registered exchange offer for Notes with a Private Placement Legend issued after the Issue Date.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Existing Notes” means the 2014 Notes, the 2015 Notes, the 2016 Notes, the 3.125% 2016 Notes, the 3.500% 2016 Notes, the 2019 Notes, the 2020 Notes, the 2021 Notes, the 5.000% 2021 Notes, the 2040 Notes, the 6.000% 2040 Notes and the 2041 Notes.

“Existing Satellites” means the following satellites:  DIRECTV 1R, DIRECTV 4S, DIRECTV 5, DIRECTV 7S, DIRECTV 8, DIRECTV 9S, DIRECTV 10, DIRECTV 11, DIRECTV 12, Spaceway 1 and Spaceway 2.

“FCC” means the Federal Communications Commission.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“GAAP” means United States generally accepted accounting principles set forth in the Accounting Standards Codification of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions hereof shall utilize GAAP as in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.01 hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 (in the case of a 2017 Note) hereto, Exhibit A-2 (in the case of a 2022 Note) hereto or Exhibit A-3 (in the case of a 2042 Note) hereto issued in accordance with Section 2.01 or 2.06 hereof.

“Government Securities” means (x) any security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Security which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal or interest evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means the Parent Guarantor and any Subsidiary of the Company that guarantees the Notes and their respective successors and assigns.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements designed to protect such Person against fluctuations in interest rates.

“Holder” means a Person in whose name a Note is registered.

“incur” means, collectively, either directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt).

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Hedging Obligations or Foreign Currency Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than Hedging Obligations or Foreign Currency Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes the guarantee of items that would be included within this definition.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2017 Notes” means the $1.25 billion in aggregate principal amount of the Issuers’ 2.400% Senior Notes due 2017 issued under this Indenture on the Issue Date.

“Initial 2022 Notes” means the $1.50 billion in aggregate principal amount of the Issuers’ 3.800% Senior Notes due 2022 issued under this Indenture on the Issue Date.

“Initial 2042 Notes” means the $1.25 billion in aggregate principal amount of the Issuers’ 5.150% Senior Notes due 2042 issued under this Indenture on the Issue Date.

“Initial Notes” means, collectively, the Initial 2017 Notes, the Initial 2022 Notes and the Initial 2042 Notes.

“Initial Purchasers” means, with respect to the Initial Notes, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, UBS Securities LLC, Santander Investment Securities Inc., Banco Bilbao Vizcaya Argentaria, S.A., Credit Agricole Securities (USA) Inc., Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., HSBC Securities (USA) Inc., Lloyds Securities Inc. and U.S. Bancorp Investments, Inc.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).  In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Issue Date” means March 8, 2012, the date of original issuance of the Initial Notes.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuers by an Officer of each of the Issuers (or any Person designated in writing as authorized to execute and deliver Issuer Requests and Issuer Orders), and delivered to the Trustee.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means, collectively, the 2017 Notes, the 2022 Notes and the 2042 Notes.

“Offering Memorandum” means the Offering Memorandum, dated March 5, 2012, relating to and used in connection with the initial offering of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

“Officers’ Certificate” means a certificate signed on behalf of the Company or DIRECTV Financing, as the case may be, by two Officers of such Person or of such Person’s partner or managing member, one of whom must be the principal executive officer, principal financial officer, treasurer or principal accounting officer of such Person or of such Person’s partner or managing member.

“Opinion of Counsel” means an opinion from legal counsel, who may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means DIRECTV, the Company’s indirect parent and a Delaware corporation and its successors, in each case together with each direct or indirect Subsidiary of Parent that beneficially owns any of the Company’s Equity Interests.

“Parent Company” means each of (a) DIRECTV and (b) any direct or indirect Subsidiary of Parent that owns any of the Company’s Capital Stock.

“Parent Guarantor” means DIRECTV, a Delaware corporation, and any of its successors which expressly assume the Guarantee of Parent.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Liens” means with respect to the Notes of any Series:

(a)           Liens securing the Notes of such Series and Liens securing any Guarantee of such Notes;

(b)           Liens securing Purchase Money Indebtedness; provided that such Liens do not extend to any assets of the Company or the Company’s Subsidiaries other than the assets so acquired;

(c)           Liens to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment or the purchase price or construction, improvement or launch of satellites (other than Existing Satellites) for use in the business of the Company or any Subsidiary of the Company; provided that such Liens do not apply to any assets other than the property acquired, constructed or improved or the satellite constructed, improved or launched (and in the case of any such satellite, other than any Existing Satellite, the related orbital slots, licenses and other related assets);

(d)           Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such merger or consolidation, other than in the ordinary course of business;

(e)           Liens on property of a Subsidiary of the Company at the time that it becomes a Subsidiary of the Company; provided that such Liens were not incurred in connection with, or contemplation of, such Subsidiary becoming a Subsidiary of the Company;

(f)            Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or Subsidiary of the Company other than the property so acquired;

(g)           Liens to secure the performance of statutory obligations, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s or other like Liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made therefor;

(h)           Liens existing on the Issue Date securing Indebtedness existing on the Issue Date;

(i)            Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(j)            any interest or title of a lessor under any Capital Lease Obligations;

(k)           Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company or any of its Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(l)            easements, rights-of-way, covenants, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes;

(m)          normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(n)           Liens not provided for in clauses (a) through (m) above securing Indebtedness incurred in compliance with the terms hereof so long as the Notes of such Series are secured by the assets subject to such Liens on an equal and ratable basis or on a basis prior to such Liens; provided that to the extent that such Lien secured Indebtedness that is subordinated to the Notes of such Series, such Lien shall be subordinated to and be later in priority than the Notes of such Series on the same basis;

(o)           extensions, renewals or refundings of any Liens referred to in clauses (a) through (n) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced; and

(p)           other Liens arising in connection with the Company’s and its Subsidiaries’ Indebtedness, in an aggregate principal amount for the Company and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Lien is issued, created or assumed 15% of the Company’s Consolidated Net Tangible Assets.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Private Placement Legend” means the legend set forth in Section 2.01 hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions hereof.

“Purchase Money Indebtedness” means (i) Indebtedness incurred (within 365 days of such purchase) to finance the purchase of any assets (including the purchase of Equity Interests of Persons that are not Affiliates of the Company or the Guarantors):  (a) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets;

and (b) so long as such Indebtedness is without recourse to the Company or any of its Subsidiaries or any of their respective assets, other than to the assets so purchased; or (ii) Indebtedness which refinances Indebtedness referred to in clause (i) of this definition; provided that such refinancing satisfies subclauses (a) and (b) of such clause (i).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Company may appoint a replacement for such Rating Agency that is reasonably acceptable to the Trustee.

“Ratings Decline” means with respect to a Series of Notes within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company or any Parent Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”), the rating of such Series of Notes shall be reduced by at least two Rating Agencies and the Notes of such Series shall be rated below Investment Grade by each of the Rating Agencies.  Unless at least two of the three Rating Agencies are providing a rating for the Notes of such Series at the commencement of any Trigger Period, the Notes will be deemed to have had a Ratings Decline to below Investment Grade by at least two of the three Rating Agencies during that Trigger Period.

“Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for any Note, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Registration Rights Agreement” means the Registration Rights Agreement for the Initial Notes, dated as of March 8, 2012, by and among the Issuers, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note of a Series bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of such Series issued on a single date and initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Unit of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Revolving Credit Facility” means any credit agreement to which the Company and/or one or more of its Domestic Subsidiaries is party from time to time including without limitation the credit agreement dated as of February 7, 2011 by and among the Company, as borrower, Citibank, N.A., as administrative agent, the lenders party thereto from time to time, Barclays Capital Inc., as syndication agent, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Royal Bank of Scotland plc and UBS AG, Stamford Branch as co-documentation agents, and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and UBS AG, Stamford Branch as joint lead arrangers and joint bookrunners, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

“Series” refers to all 2017 Notes, all 2022 Notes or all 2042 Notes, as applicable.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

“TIA” means the Trust Indenture Act of 1939 as in effect on the date hereof.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the maturity date for the applicable Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions hereof and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A-1 (in the case of a 2017 Note) hereto, Exhibit A-2 (in the case of a 2022 Note) hereto and Exhibit A-3 (in the case of a 2042 Note) hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the outstanding voting stock (other than directors’ qualifying shares) of which is owned by such Person, directly or indirectly.

SECTION 1.02.                                                           Other Definitions.

Term	Defined in Section

“Attributable Debt”	4.11
“Change of Control Offer”	4.10
“Change of Control Payment”	4.10
“Change of Control Payment Date”	4.10
“Company”	Preamble
“Covenant Defeasance”	8.04
“DTC”	2.01(b)
“Event of Default”	6.01
“Global Note Legend	2.01(b)
“Issuers”	Preamble
“Legal Defeasance”	8.03
“Paying Agent”	2.03
“Payment Default”	6.01(e)
“Private Placement Legend”	2.01(c)
“Registrar”	2.03
“Sale and Leaseback Transaction”	4.11

SECTION 1.03.                                                           Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part hereof.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means each of the Issuers and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.                                                           Rules of Construction.

Unless the context otherwise requires,

(1)     a term has the meaning assigned to it;

(2)     an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)     “or” is not exclusive;

(4)     words in the singular include the plural, and in the plural include the singular;

(5)     provisions apply to successive events and transactions;

(6)     unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Indenture;

(7)     the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(8)     “including” means including without limitation; and

(9)     unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture.

SECTION 1.05.                                                           Acts of Holders; Record Dates.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuers.  Proof of exe cution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose hereof and conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such Person the execution thereof.  Where such execution is by a signer acting in a capacity other than such Person’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such Person’s authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The Issuers may, in the circumstances permitted by the TIA, fix any date as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or take by Holders.  If not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 2.05 hereof) prior to such first solicitation or vote, as the case may be.  With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

ARTICLE 2

THE NOTES

SECTION 2.01.                                                           Form and Dating.

(a)                                 The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 (in the case of a 2017 Note) hereto, Exhibit A-2 (in the case of a 2022 Note) hereto and Exhibit A-3 (in the case of a 2042 Note) hereto, the terms of which are incorporated in and made a part hereof.  The Notes may have notations, legends or endorsements approved as to form by the Issuers, and required by law, stock exchange rule, agreements to which the Issuers are subject or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)                                 The Notes shall initially be issued in the form of one or more Global Notes and the Depository Trust Company (“DTC”), its nominees, and their respective successors, shall act as the Depositary with respect thereto.  Each Global Note shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions, and (iii) shall bear a legend (the “Global Note Legend”) substantially to the following effect:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.

OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

(c)                                  Except as permitted by Section 2.06(g) hereof, any Note not registered under the Securities Act shall bear the following legend (the “Private Placement Legend”) on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT THIS SECURITY IS FREELY TRANSFERABLE UNDER RULE 144 OF THE SECURITIES ACT, ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A

‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES TO NON-U.S. PERSONS WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

The Trustee must refuse to register any transfer of a Note bearing the Private Placement Legend that would violate the restrictions described in such legend.

SECTION 2.02.                                                           Form of Execution and Authentication.

An Officer shall sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue on the Issue Date consisting of (x) $1.25 billion aggregate principal amount of Initial 2017 Notes, $1.50 billion aggregate principal amount of Initial 2022 Notes and (y) $1.25 aggregate principal amount of Initial 2042 Notes, (ii) pursuant to the Exchange Offer, Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes of the applicable Series and (iii) additional Notes of either Series for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A-1 (in the case of 2017 Notes) hereto, Exhibit A-2 (in the case of 2022 Notes) hereto or Exhibit A-3 (in the case of 2042 Notes) hereto) in an unlimited amount (and if issued with a Private Placement Legend, the same principal amount of Exchange Notes of the applicable Series in exchange therefor upon consummation of a registered exchange offer), in each case upon written orders of the Issuers in the form of an Officers’ Certificate.  Each such Officers’ Certificate shall specify the amount and Series of Notes to be authenticated, the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Notes issued under clause (iii) of the preceding sentence and the aggregate principal amount of Notes of such Series outstanding on the date of authentication, and shall further specify the amount of such Notes to be issued as a Global Note or Definitive Notes.  Such Notes shall initially be in the form of one or more Global Notes, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Notes to be issued, (ii) shall be registered in the name of the Depositary for such Global Note or Notes or its nominee and (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction.  All Notes of a Series issued under this Indenture shall vote and consent together on all matters as one class and no Notes of any Series will have the right to vote or consent as a separate class from any other Notes of such Series on any matter.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers or any Affiliate of the Issuers.

SECTION 2.03.                                                           Registrar and Paying Agent.

The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (including any co-registrar, the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Note.  The Issuers shall notify the Trustee in writing and the Trustee shall notify the Holders of the Notes of the name and address of any Agent not a party to this Indenture.  The Issuers may act as Paying Agent, Registrar or co-registrar.  The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA.  The agreement shall implement the provisions hereof that relate to such Agent.  The Issuers shall notify the Trustee in writing of the name and address of any such Agent.  If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act, at the written direction of the Issuers, as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

SECTION 2.04.                                                           Paying Agent To Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Notes of any Series or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes of such Series, and shall notify the Trustee in writing of any Default by the Issuers in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than an Issuer) shall have no further liability for the money delivered to the Trustee.  If an Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the applicable Series all money held by them as Paying Agent for such Series.

SECTION 2.05.                                                           Lists of Holders of the Notes.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Notes of each Series and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Notes of each Series, including the aggregate principal amount of the Notes of such Series held by each thereof, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.06.                                                           Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Beneficial interests in Global Notes will be exchanged by the Issuers for Definitive Notes of the same Series, subject to any applicable laws, if (i) requested by a Holder of a beneficial ownership in the Global Notes or (ii) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuers within 90 days after the date of such written notice from the Depositary.  In any such case, the Issuers will notify the Trustee in writing that, upon surrender by the Direct Participants and Indirect Participants of their interest in such Global Note, Certificated Notes of the same Series will be issued to each Person that such Direct Participants and Indirect Participants and DTC identify as being the beneficial owner of the related Notes.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of the same Series.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06.  However, beneficial interests in a Global Note may be transferred and exchanged as provided in paragraph (b), (c) or (f) below.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions hereof and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth in this Indenture to the extent required by the Securities Act.  Transfers of beneficial inter ests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                                     Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, no transfer of beneficial interests in a Regulation S Global Note may be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) unless permitted by applicable law and made in compliance with subparagraphs (ii) and (iii) below.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same Series.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this subparagraph (i) unless specifically stated above.

(ii)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to subparagraph (i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or, (B) (1) if Definitive Notes are at such time permitted to be issued pursuant to this Indenture, a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.  Upon consummation of an Exchange Offer by the Issuers in accordance with paragraph (f) below, the requirements of this subparagraph (ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to paragraph (h) below.

(iii)                               Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of subparagraph (ii) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (2) thereof.

(iv)                              Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of the same Series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such Series if the exchange or transfer complies with the requirements of subparagraph (ii) above and

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (1)(a) thereof, or

(z)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                     Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (2)(a) thereof;

(B)                               if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (1) thereof;

(C)                               if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (3)(a) thereof;

(E)                                if such beneficial interest is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note of the same Series in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this paragraph (c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this subparagraph (i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same Series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such Series only if

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (1)(b) thereof; or

(z)                                  if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note of the applicable Series has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such Series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

(iii)                               Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in subparagraph (b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to paragraph (h) below, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note of such Series in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this subparagraph (c)(iii) shall not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (1) thereof; or

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note of such Series, in the case of clause (B) above, the 144A Global Note of such Series, and in the case of clause (C) above, the Regulation S Global Note of such Series.

(ii)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of such Series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such Series only if

(A)                               such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                               such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (1)(c) thereof; or

(z)                                  if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note of such Series, a certificate from such Holder in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this subparagraph (d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note of such Series.

(iii)                               Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of such Series or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such Series at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes of such Series.

If any such exchange or transfer from an Unrestricted Definitive Note or a Restricted Definitive Note, as the case may be, to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of the applicable Series in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes or Restricted Definitive Notes, as the case may be, so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this paragraph (e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this paragraph (e).

(i)                                     Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note of such Series if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C-1 (in the case of a due 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including, if the Registrar so requests, a certification or Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act.

(ii)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of such Series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of such Series if

(A)                               such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Issuers;

(B)                               any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)                               any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(y)                                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D-1 (in the case of a 2017 Note) hereto, Exhibit D-2 (in the case of a 2022 Note) hereto or Exhibit D-3 (in the case of a 2042 Note) hereto, including the certifications in item (1)(d) thereof; or

(z)                                  if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C-1 (in the case of a 2017 Note) hereto, Exhibit C-2 (in the case of a 2022 Note) hereto or Exhibit C-3 (in the case of a 2042 Note) hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained in this Indenture and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                               Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such Series.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Exchange Offer.  Upon the occurrence of an Exchange Offer for any Series of Notes in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes of such Series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes of such Series tendered for acceptance by Persons that make the certifications in the applicable letters of transmittal required by Section 2(a) of the Registration Rights Agreement, and accepted for exchange in an Exchange Offer and (ii) Definitive Notes of such Series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes of such Series accepted for exchange in an Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes of such Series to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes of such Series in the appropriate principal amount.

(g)                                  Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions hereof.

(i)                                     Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note (other than an Unrestricted Global Note) and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the Private Placement Legend.

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)                                  Global Note Legend.  Each Global Note shall bear the Global Note Legend.

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(i)                                     To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers’ order or at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

(iii)                               The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                              All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereof, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                 The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes of a Series during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes of such Series for redemption under Section 3.02 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi)                              Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(vii)                           The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(viii)                        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.                                                           Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by two Officers of each Issuer, shall authenticate a replacement Note of such Series if the Trustee’s requirements for replacements of Notes are met.  If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge for its expenses in replacing a Note.

Every replacement Note is a joint and several obligation of the Issuers.

SECTION 2.08.                                                           Outstanding Notes.

The Notes outstanding at any time of any Series are all the Notes of such Series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

Subject to Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers, a Subsidiary of the Issuers or an Affiliate of the Issuers holds the Note.

SECTION 2.09.                                                           Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of any Series have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Subsidiary of the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer knows to be so owned shall be so considered.  Notwithstanding the foregoing, Notes that are to be acquired by the Issuers, any Subsidiary of the Issuers or an Affiliate of the Issuers pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Issuers, a Subsidiary of the Issuers or an Affiliate of the Issuers until legal title to such Notes passes to the Issuers, such Subsidiary or such Affiliate, as the case may be.

SECTION 2.10.                                                           Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Notes.  Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by two Officers of the Issuers, shall authenticate definitive Notes of a Series in exchange for temporary Notes of such Series.  Until such exchange, temporary Notes of a Series shall be entitled to the same rights, benefits and privileges as definitive Notes of such Series.

SECTION 2.11.                                                           Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of all canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act), unless the Issuers direct canceled Notes to be returned to them.  The Issuers may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation.  All canceled Notes held by the Trustee shall be disposed of and certification of their disposal delivered to the Issuers upon their request therefor, unless by a written order, signed by two Officers of the Issuers, the Issuers shall direct that canceled Notes be returned to them.

SECTION 2.12.                                                           Defaulted Interest.

If the Issuers default in a payment of interest on the Notes of a Series, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such Series of Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes of such Series.  The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date.  At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers so long as the Issuers have provided such notice to the Trustee) shall mail to Holders of the Notes of the applicable Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.                                                           Record Date.

The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA § 316(c).

SECTION 2.14.                                                           CUSIP Number.

The Issuers in issuing the Notes may use a “CUSIP” number and, if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.15.                                                           Joint and Several Liability.

Except as otherwise expressly provided herein, the Issuers shall be jointly and severally liable for the performance of all obligations and covenants under this Indenture and the Notes.

ARTICLE 3

REDEMPTION

SECTION 3.01.                                                           Notices to Trustee.

If the Issuers elect to redeem Notes of a Series pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 5 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate of the Issuers identifying the Series of Notes to be redeemed and setting forth (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

SECTION 3.02.                                                           Selection of Notes To Be Redeemed.

(a)                                 If less than all of the Notes of any Series are to be redeemed at any time in accordance with Section 3.07 hereof, the selection of Notes of such Series for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes of such Series are listed, or if the Notes of such Series are not so listed on a pro rata basis, by lot or in accordance with any other method the Trustee deems appropriate and in accordance with the procedures of the Depositary; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part.  In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)                                 The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  Notes and portions of them selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Series of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions hereof that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.                                                           Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state

(i)                                                     the redemption date;

(ii)                                                  the redemption price;

(iii)                                               if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes of such Series in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(iv)                                              the name and address of the Paying Agent;

(v)                                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)                                              that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)                                           the paragraph of the Notes and/or Section hereof pursuant to which the Notes called for redemption are being redeemed; and

(viii)                                        that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on such Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days (unless a shorter period is acceptable to the Trustee) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.                                                           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the redemption date at the redemption price.

SECTION 3.05.                                                           Deposit of Redemption Price.

On or prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

On and after the redemption date, if the Company does not default in the payment of the redemption price, interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in such Notes.

SECTION 3.06.                                                           Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder of such Note at the expense of the Issuers a new Note of such Series equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.                                                           Optional Redemption.

At any time and from time to time the Company may redeem all or any portion of the Notes of any Series outstanding at a redemption price equal to the greater of:

(a)                                 100% of the aggregate principal amount of such Notes to be redeemed, and

(b)                                 an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to (i) the Treasury Rate plus 25 basis points in the case of the 2017 Notes, (ii) the Treasury Rate plus 30 basis points in the case of the 2022 Notes and (iii) the Treasury Rate plus 35 basis points in the case of the 2042 Notes.

plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

ARTICLE 4

COVENANTS

SECTION 4.01.                                                           Payment of Notes.

(a)                                 The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than either Issuer, holds as of 10:00 a.m. Eastern Time on the due date money deposited by or on behalf of the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)                                 The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the applicable Series of Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.                                                           Maintenance of Office or Agency.

(a)                                 The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served.  The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)                                 The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes.  The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

SECTION 4.03.                                                           Reports.

(a)                                 Whether or not required by the rules and regulations of the Commission, so long as any Notes of a Series are outstanding, the Issuers shall furnish to the Holders of Notes of such Series all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the independent registered public accounting firm of the Issuers; provided, however, that to the extent such reports are filed with the Commission and publicly available, no additional copies need be provided to Holders of the Notes or the Trustee.  The Issuers shall also comply with the provisions of TIA §314(a).

(b)                                 The Issuers shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders of the Notes under this Section 4.03.

(c)                                  The Issuers will be deemed to have satisfied the requirements of paragraph (a) and (b) above if (i) any Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods and (ii) the Issuers are not required to file such reports, documents and information separately under the applicable rules and regulations of the Commission (after giving effect to any exemptive relief) because of the filings by such Parent.

SECTION 4.04.                                                           Compliance Certificate.

(a)                                 The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing December 31, 2012, an Officers’ Certificate of the Issuers stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers and Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each such entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, including, without limitation, a default in the performance or breach of Section 4.10 hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes of any Series is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

(b)                                 The Issuers shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default, or (ii) any default under any Indebtedness referred to in Section 6.01(f) or (g) hereof, an Officers’ Certificate of the Issuers specifying such Default, Event of Default or default and what action the Issuers or any of their Affiliates are taking or propose to take with respect thereto.

SECTION 4.05.                                                           [RESERVED].

SECTION 4.06.                                                           Stay, Extension and Usury Laws.

The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance hereof; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.                                                           Limitation on Liens.

The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or assume any Indebtedness for borrowed money that is secured by a Lien on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.08.                                                           Additional Subsidiary Guarantees.

If any of the Company’s Domestic Subsidiaries, including any Domestic Subsidiary that the Company or any of its Subsidiaries may organize, acquire or otherwise invest in after the date of hereof, that is not a Guarantor guarantees or becomes otherwise obligated under the Senior Revolving Credit Facility or the Existing Notes, then such Domestic Subsidiary shall (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Issuers’ obligations under the Notes and this Indenture on the terms set forth in Article 10 and (ii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Subsidiary.  Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes hereof; provided, however, that to the extent that a Domestic Subsidiary is subject to any instrument governing Acquired Debt, as in effect at the time of acquisition thereof, that prohibits such Domestic Subsidiary from issuing a Guarantee, such Domestic Subsidiary shall not be required to execute such a supplemental indenture until it is permitted to issue such Guarantee pursuant to the terms of such Acquired Debt; provided, further, however, that any such Guarantee shall be released as provided under Section 10.03 hereof.

SECTION 4.09.                                                           Organizational Existence.

Subject to Article 5 hereof and the proviso to this Section 4.09, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence as a limited liability company and, the corporate, limited liability company, partnership or other existence of any Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary (other than the corporate existence of DIRECTV Financing) if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.10.                                                           Change of Control and Ratings Decline.

Upon the occurrence of a Change of Control Triggering Event with respect to a Series of Notes, the Company shall make an offer (a “Change of Control Offer”) to each Holder of Notes of such Series to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes of such Series at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (the “Change of Control Payment”).  Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder of Notes of the applicable Series stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.10;

(2)                                 the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                 that any Notes not tendered will continue to accrue interest in accordance with the terms hereof;

(4)                                 that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is unconditionally withdrawing its election to have such Notes purchased;

(6)                                 that Holders whose Notes are being purchased only in part will be issued new Notes of such Series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof, and

(7)                                 any other information material to such Holder’s decision to tender Notes.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth above and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes required in the event of a Change of Control Triggering Event.

SECTION 4.11.                                                           Limitation on Sale and Leasebacks.

The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person pursuant to which the Company or any of its Subsidiaries leases any property that has been or is to be sold or transferred by the Company or its Subsidiaries to such Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to secure the property to be leased by a Lien (without equally and ratably securing the outstanding Notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the “Attributable Debt”).

In addition, the following Sale and Leaseback Transactions shall not be subject to the limitation above and shall not be included in calculating Attributable Debt for purposes of Section 4.07:

(1)                                 temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)                                 leases between only the Company and a Subsidiary of the Company or only between the Company’s Subsidiaries; and

(3)                                 leases of property executed by the time of, or within 18 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

SECTION 4.12.                                                           Limitation on Activities of DIRECTV Financing.

DIRECTV Financing may not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of Equity Interests to the Company or any Wholly Owned Subsidiary of the Company, the incurrence of Indebtedness as a co-obligor or guarantor of the Notes, the Exchange Notes, if any, the Senior Revolving Credit Facility and any other Indebtedness incurred by the Company.  Neither the Company nor any Subsidiary of the Issuer shall engage in any transactions with DIRECTV Financing in violation of the immediately preceding sentence.

ARTICLE 5

SUCCESSORS

SECTION 5.01.                                                           Merger, Consolidation or Sale of Assets.

The Company shall not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

(a)                                 the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and

(c)                                  immediately after such transaction, no Default or Event of Default exists.

SECTION 5.02.                                                           Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions hereof referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.                                                           Events of Default.

Each of the following constitutes an “Event of Default” with respect to each Series of

Notes:

(a)                                 default for 30 days in the payment when due of interest or additional interest, if any, on the Notes of such Series;

(b)                                 default in the payment when due of principal of or premium, if any, on the Notes of such Series at maturity, upon repurchase, redemption or otherwise;

(c)                                  failure to comply with the provisions of Section 4.10 or Section 5.01 hereof;

(d)                                 default under any other provision of this Indenture or the Notes of such Series, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes of such Series;

(e)                                  there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company and any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(f)                                   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)                                  failure by the Company and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(h)                                 any Guarantee of a Significant Subsidiary with respect to the Notes of such Series shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of such Series of Notes;

(i)                                     the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)                                    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:  (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

SECTION 6.02.                                                           Acceleration

(a)                                 If an Event of Default (other than an Event of Default relating to an Issuer specified in paragraph (i) or (j) of Section 6.01 hereof) occurs and is continuing, the Trustee by notice to the Issuers or the Holders of at least 25% of the aggregate principal amount then outstanding of the Notes of any Series by written notice to the Issuers and the Trustee, may declare all the Notes of such Series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in paragraph (i) or (j) of Section 6.01 hereof with respect to an Issuer, all outstanding Notes shall become and be immediately due and payable without further action or notice.  Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of any Series by written notice to the Trustee may on behalf of all of the Holders of Notes of such Series rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

(b)                                 In the event the Notes of any Series are accelerated as a result of an Event of Default specified in clause 6.01(e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the Notes of such Series) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

(1)                                 the applicable Existing Notes have been redeemed, repaid or discharged in full;

(2)                                 the trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

(3)                                 the default that is the basis for the Event of Default has been cured.

(c)                                  All powers of the Trustee under this Indenture will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

SECTION 6.03.                                                           Other Remedies.

If an Event of Default occurs and is continuing with respect to a Series of Notes, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes and this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of the applicable Series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                                                           Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of Notes of any Series then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes of such Series waive an existing Default or Event of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of such Series.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose hereof; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.                                                           Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to such Series of Notes.  However, the Trustee may refuse to follow any direction that conflicts with the law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.                                                           Limitation on Suits.

A Holder of a Note of such Series may pursue a remedy with respect to this Indenture or the Notes of such Series only if

(a)                                 the Holder of a Note of such Series gives to the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 25% in principal amount of the then outstanding Notes of such Series make a written request to the Trustee to pursue the remedy;

(c)                                  such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                                 the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                                  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such Series do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.                                                           Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision hereof, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder of the Note.

SECTION 6.08.                                                           Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing with respect to a Series of Notes, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                                                           Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), the Issuers’ creditors or the Issuers’ property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder of a Note to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of the Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder of a Note thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

SECTION 6.10.                                                           Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:  to the Issuers or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Notes.

SECTION 6.11.                                                           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes pursuant to this Article 6.

ARTICLE 7

TRUSTEE

SECTION 7.01.                                                           Certain Duties and Responsibilities of Trustee.

(a)                                 Except during the continuance of an Event of Default with respect to any Series of Notes,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes of such Series, and no implied covenants or obligations shall be read into this Indenture against the Trustee with respect to such Series; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely with respect to the Notes of such Series, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case an Event of Default with respect to any Series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to the Notes of such Series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs,

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph shall not be construed to limit the effect of paragraph (a) of this Section 7.01;

(ii)               the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of outstanding Notes of any Series, determined as provided in Sections 1.01, 1.05 and 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes of such Series; and

(iv)           no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)                                 Whether or not therein expressly so provided, every provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02.                                                       Notice of Defaults.

If a Default or an Event of Default occurs with respect to Notes of any Series and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder of Notes of such Series notice of the Default within 90 days after it is known to a Responsible Officer or written notice of it is received by a Responsible Officer of the Trustee. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Holders of Notes of such Series.

SECTION 7.03.                                                       Certain Rights of Trustee.

Subject to the provisions of Section 7.01:

(a)                                 the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuers mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 delivery of reports, information and documents to the Trustee under Section 4.03 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and to its agents;

(j)                                    the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k)                                 in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l)                                     in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances);

(m)                             the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof or unless written notice of any event which is in fact such a default shall have been received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(n)                                 the Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.04.                                                       Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuers of Notes or the proceeds thereof.

SECTION 7.05.                                                       May Hold Notes.

The Trustee, any Paying Agent, any Registrar or any other agent of the Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Issuers with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

SECTION 7.06.                                                       Money Held in Trust.

Money held by the Trustee in trust hereunder shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuers.

SECTION 7.07.                                                       Compensation and Reimbursement.

The Issuers agree:

(a)                                 to pay to the Trustee from time to time such reasonable compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct, and the Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; and

(c)                                  to indemnify the Trustee for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Issuers or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or (j) hereof, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 7.07, except with respect to funds held in trust for the benefit of the Holders of Notes.

The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08.                                                       Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Notes of more than one Series.

SECTION 7.09.                                                       Corporate Trustee Required; Eligibility.

There shall at all times be one (and only one) Trustee hereunder with respect to the Notes of each Series, which may be Trustee hereunder for Notes of one or more other Series. Each Trustee shall be a Person that is eligible pursuant to the TIA to act as such, has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 7.09 and to the extent permitted by the TIA, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent annual report of condition so published. If at any time the Trustee with respect to the Notes of any Series shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

SECTION 7.10.                                                       Resignation and Removal; Appointment of Successor

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 7 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 7.11.

The Trustee may resign at any time with respect to the Notes of one or more Series by giving written notice thereof to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such Series.

The Trustee may be removed at any time with respect to the Notes of any Series by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes of such Series, upon written notice delivered to the Trustee and to the Issuers. If the instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed, at the expense of the Issuers, may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such Series.

If at any time:

(1)                                 the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuers or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)                                 the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Issuers or by any such Holder, or

(3)                                 the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuers may remove the Trustee with respect to all Notes or (B) subject to Section 6.11, Holders of 10% in aggregate principal amount of Notes of any Series who have been bona fide Holders of such Notes for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes of one or more Series, the Issuers shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those Series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such Series and that at any time there shall be only one Trustee with respect to the Notes of any particular Series) and shall comply with the applicable requirements of Section 7.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes of any Series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the outstanding Notes of such Series delivered to the Issuers and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 7.11, become the successor Trustee with respect to the Notes of such Series and to that extent supersede the successor Trustee appointed by the Issuers. If no successor Trustee with respect to the Notes of any Series shall have been so appointed by the Issuers or the Holders and accepted appointment in the manner required by Section 7.11, Holders of 10% in aggregate principal amount of Notes of any Series who have been bona fide Holders of Notes of such Series for at least six months may, on behalf of themselves and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such Series.

The Issuers shall give notice of each resignation and each removal of the Trustee with respect to the Notes of any Series and each appointment of a successor Trustee with respect to the Notes of any Series to all Holders of Notes of such Series in the manner provided in Section 11.02. Each notice shall include the name of the successor Trustee with respect to the Notes of such Series and the address of its Corporate Trust Office.

SECTION 7.11.                                                       Acceptance of Appointment by Successor.

In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Trustee a written instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of the Issuers or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver a written instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Notes of one or more (but not all) Series, the Issuers, the retiring Trustee and each successor Trustee with respect to the Notes of one or more Series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those Series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Notes, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those Series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes of that or those Series to which the appointment of such successor Trustee relates; but, on request of the Issuers or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Notes of that or those Series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 7.

SECTION 7.12.                                                       Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article 7, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, consolidation or sale to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.13.                                                       Preferential Collection of Claims Against Issuers.

If and when the Trustee shall be or become a creditor of either of the Issuers (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the applicable Issuer (or any such other obligor).

SECTION 7.14.                                                       Reports by Trustee to Holders of the Notes.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.  The Trustee shall promptly deliver to the Issuers a copy of any report it delivers to Holders pursuant to this Section 7.06.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which any Notes are listed, with the Commission and with the Issuers.  The Issuers will notify the Trustee when any Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.                                                       Termination of the Issuers’ Obligations.

(a)                                 The Issuers may terminate their Obligations as to all outstanding Notes of any Series, except those obligations referred to in paragraph (b) of this Section 8.01, when

(1)              either

(A)                               all Notes of such Series theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 8.07) have been delivered to the Trustee for cancellation; or

(B)                               all such Notes of such Series not theretofore delivered to the Trustee for cancellation

(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their stated maturity within one year of the date of deposit, or

(iii)                               are to be called for redemption within one year,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose money in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the stated maturity or redemption date, as the case may be;

(2)              the Company has paid or caused to be paid all other sums payable under this Indenture by the Company; and

(3)              the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge hereof with respect to such Series of Notes have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of Officers of the Company.

(b)                                 Notwithstanding paragraph (a) of this Section 8.01, the Issuers’ obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.07 and 8.08 hereof shall survive with respect to such Series of Notes until the Notes of such Series are no longer outstanding pursuant to Section 2.08 hereof.  After the Notes of such Series are no longer outstanding, the Issuers’ obligations in Sections 7.07, 7.08, 8.07 and 8.08 hereof shall survive with respect to such Series of Notes such satisfaction and discharge.

SECTION 8.02.                    Option To Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, with respect to the Notes of any Series, elect to have either Section 8.03 or 8.04 hereof applied to all outstanding Notes of such Series upon compliance with the conditions set forth below in this Article 8.

SECTION 8.03.                    Legal Defeasance and Covenant Discharge.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.03 with respect to a Series of Notes, the Issuers shall be deemed to have been discharged from their obligations with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.06 hereof and the other Sections hereof referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Series of Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Notes of such Series to receive, solely from the funds deposited with the Trustee in accordance with Sections 8.05 and 8.06 hereof, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, or on the redemption date, as the case may be, (b) the Issuers’ obligations with respect to such Series of Notes under Sections 2.05, 2.07, 2.08, 2.10, 2.11 and 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ obligations in connection therewith and (d) this Section 8.03.  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.03 with respect to a Series of Notes notwithstanding the prior exercise of its option under Section 8.04 hereof with respect to the Notes of such Series.

SECTION 8.04.                    Covenant Defeasance.

Upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04 with respect to a Series of Notes, the Company shall be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.10, 4.12 and 5.01 hereof with respect to the outstanding Notes of such Series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for GAAP).  For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes of the applicable Series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c) hereof with respect to such Series of Notes, but, except as specified above, the remainder hereof and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.02 hereof of the option applicable to this Section 8.04 with respect to a Series of Notes, Sections 6.01(c) through 6.01(h) shall not constitute Events of Default with respect to such Series of Notes.

SECTION 8.05.                    Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.03 or Section 8.04 hereof to the outstanding Notes of any Series:

(a)                                 the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 hereof who shall agree to comply with the provisions of this Article 8 applicable to it) in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes of such Series, (i) cash in U.S. Dollars, (ii) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars, or (iii) a combination thereof, in such amounts, as will be sufficient in each case, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes of such Series on the stated maturity or on the applicable optional redemption date, as the case may be;

(b)                                 in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the Issue Date, there has been a change in the applicable federal income tax law, in each case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)                                  in the case of an election under Section 8.04 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes of such Series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default with respect to the Notes of such Series shall have occurred and be continuing on the date of such deposit or, in so far as Section 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(e)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f)                                   the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 8.03 or 8.04 hereof was not made by the Company with the intent of preferring the Holders of the Notes of the applicable Series over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(g)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 8.03 hereof or the Covenant Defeasance under Section 8.04 hereof (as the case may be) with respect to such Series of Notes have been complied with as contemplated by this Section 8.05.

SECTION 8.06.                                                       Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.07 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.06, the “Trustee”) pursuant to Section 8.05 hereof in respect of the outstanding

Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.05 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of any Series.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.05 hereof with respect to a Series of Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.05(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance with respect to such Series of Notes.

SECTION 8.07.                                                       Repayment to Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustees thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.08.                                                       Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States Dollars or Government Notes in accordance with Section 8.03 or 8.04 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under this Indenture and the Notes of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03 or 8.04 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 or 8.04 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holder of such Note to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.                                                       Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes of any Series and the Guarantees or any amended or supplemental indenture without the consent of any Holder of a Note:

(a)           add to the covenants for the benefit of the Holders of all or any Series of Notes or to surrender any rights or power herein conferred upon the Issuers;

(b)           to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 10 hereof;

(c)           to provide for the issuance of Exchange Notes;

(d)           to add any additional Events of Default for the benefit of Holders of all or any Series of Notes;

(e)           to add one or more Guarantees for the benefit of Holders of the Notes;

(f)            to secure the Notes;

(g)           to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of trusts hereof by more than one Trustee;

(h)           to comply with the rules of any applicable depositary of the Notes;

(i)            to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(j)            to cure any ambiguity, defect or inconsistency;

(k)           to comply with requirements of the Commission in order to effect or maintain the qualification hereof under the TIA; or

(l)                                     to make any other change that would provide any additional rights or benefits to the Holders of the Notes of any Series or that does not adversely affect the legal rights hereunder of any Holder of the Notes of any Series in any material respect.

Upon the request of the Issuers accompanied by a resolution of the Boards of Directors of each Issuer and a resolution of the Board of Directors of each Guarantor and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms hereof and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.                                                       With Consent of Holders of Notes.

The Issuers, the Guarantors and the Trustee may amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders of any Series of Notes with the written consent of the Holders of Notes of not less than a majority of the aggregate principal amount of Notes of such Series then outstanding (including consents obtained in connection with a tender offer or exchange for such Notes), and any existing Default and its consequences or compliance with any provision hereof or the Notes of such Series may be waived with the consent of the Holders of a majority of the aggregate principal amount of Notes of such Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder of Notes):

(a)           change the maturity of the principal of, or any installment of principal of or interest on, any Series of Notes

(b)           reduce the principal amount of Notes of any Series which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on any Series of Notes or alter the provisions with respect to the amount of redemption premium on the Notes;

(c)           change the coin or currency in which the principal of or premium, if any, or interest on any Series of Notes payable;

(d)           impair the right of any Holder of Notes to institute suit for the enforcement of any such payment on or after the maturity of the Note (or, in the case of redemption, on or after the redemption date);

(e)           reduce the percentage in principal amount of the Notes of any Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults under this Indenture and their consequences) provided hereunder;

(f)                                   modify any of the provisions of this Section 9.02 and Section 6.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Series of Notes affected thereby; or

(g)                                  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred.

Upon the request of the Issuers accompanied by a resolution of the Boards of Directors of the Issuers and a resolution of the Board of Directors of each Guarantor, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.04 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of a Series then outstanding may waive compliance with respect to such Series of Notes in a particular instance by the Issuers with any provision hereof or the Notes.

SECTION 9.03.                                                       Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture and the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.                                                       Record Date; Effects of Supplemental Indenture.

Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

The Issuers may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver.  If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Issuers shall designate.

SECTION 9.05.                                                       Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuers in exchange for all Notes of a Series may issue and the Trustee shall authenticate new Notes of such Series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.                                                       Trustee To Sign Amendments, Etc.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall receive, and shall by fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 10

GUARANTEES

SECTION 10.01.                                                Guarantee.

Each of the Guarantors (together with any successor to such Guarantor pursuant to any merger or consolidation, unless such Guarantor’s Guarantee is released in accordance with Section 10.05 hereof), jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Issuers hereunder or thereunder, that

(a)           the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(b)           in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, each of the Guarantors, jointly and severally, will be obligated to pay the same immediately.

Each of the Guarantors, jointly and severally, hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

Each of the Guarantors, jointly and severally, hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice (except that the Trustee shall provide at least ten days’ prior written notice to the Issuers on behalf of the Guarantors before taking any action for which the Communications Act and/or the FCC rules require such notice and which right to notice is not waivable by any Guarantor) and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations guaranteed hereby.  If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or any Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each of the Guarantors, jointly and severally, agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each of the Guarantors, jointly and severally, further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.  Notwithstanding the foregoing, in the event that any Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under its Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

The Guarantors hereby agree as among themselves that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor.  The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits hereof, the Notes or the Guarantees.

Nothing in this Section 10.01 shall apply to claims of, or payments to, the Trustee under or pursuant to the provisions of Section 7.07 hereof.  Nothing contained in this Section 10.01 or elsewhere in this Indenture, the Notes or the Guarantees shall impair, as between any Guarantor and the Holder of any Note, the obligation of such Guarantor, which is unconditional and absolute, to pay to the Holder thereof the principal of, premium, if any, and interest on the Notes in accordance with their terms and the terms of the Guarantee and this Indenture, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law or hereunder or thereunder upon the occurrence of an Event of Default.

SECTION 10.02.                                                Execution and Delivery of Guarantees.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit B hereto shall be endorsed by an officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by any of its Officers.  Each of the Guarantors, jointly and severally, hereby agrees that its Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  If an officer or Officer whose signature is on this Indenture or on the Guarantee of a Guarantor no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee of such Guarantor is endorsed, the Guarantee of such Guarantor shall be valid nevertheless.  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03.                                                Merger, Consolidation or Sale of Assets of Guarantors.

Subject to Section 10.05 hereof, a Guarantor (other than the Parent Guarantor or any Guarantor whose Guarantee is to be released in accordance with the terms of such Guarantee and this agreement) will not, and the Company will not cause or permit any Guarantor to, consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person other than the Company or another Guarantor unless:

(a)           such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(b)           the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and this Indenture; and

(c)           immediately after such transaction, no Default or Event of Default exists.

Nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Wholly Owned Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Wholly Owned Subsidiary of the Company.  Except as set forth in Articles 4 and 5 hereof, nothing contained in this

Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor that is a Subsidiary of the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor that is a Subsidiary of the Company.

Nothing contained in this Indenture shall limit the Parent Guarantor’s ability to sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person, and any Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall not be deemed to be a successor to the Parent Guarantor as a result of such transactions and it will only become a Parent Guarantor if it elects to expressly assume the Guarantee of the Parent Guarantor.

SECTION 10.04.                                                Successor Corporation Substituted.

Upon any consolidation, merger, sale or conveyance described in paragraphs (a) through (c) of Section 10.03 hereof, and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of any Guarantee previously signed by the Guarantor and the due and punctual performance of all of the covenants and conditions hereof to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be issuable hereunder by such Guarantor and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Guarantees had been issued at the date of the execution of such Guarantee by such Guarantor.

SECTION 10.05.                                                Releases from Guarantees.

If pursuant to any direct or indirect sale or conveyance of assets (including, if applicable, all of the Capital Stock of any Guarantor) or other disposition by way of merger, consolidation or otherwise, the assets sold include all or substantially all of the assets of any Guarantor or all of the Capital Stock of any such Guarantor, then such Guarantor or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such a Guarantor) shall be released and relieved of its obligations under its Guarantee.  In addition, a Guarantor shall be released and relieved of its obligations under its Guarantee if (1) such Guarantor is dissolved or liquidated in accordance with the provisions hereof; (2) in the case of any Guarantor other than the Parent Guarantor, such Guarantor no longer guarantees or is otherwise obligated under the Senior Revolving Credit Facility or any of the Existing Notes; (3) in the case of the Parent Guarantor’s Guarantee only, the Company ceases for any reason to be a ‘‘wholly owned subsidiary’’ (as such term is defined in Rule 1-02(aa) of Regulation S-X promulgated by the Commission) of the Parent Guarantor or (4) with respect to a Series of Notes, the Issuers effectively discharge their obligations or defease all Notes of such Series in compliance with the terms of Article 8 hereof.  Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions hereof, if applicable, the Trustee shall execute any documents pursuant to written direction of the Company in order to evidence the release of any such Guarantor from its obligations under its Guarantee.  Any such Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of such Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01.                                                Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with a provision of the TIA which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 11.02.                                                Notices.

Any notice or communication by the Issuers, any Guarantor or the Trustee to the other is duly given if in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

If to the Issuers or any Guarantor, to it care of:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California  90245
Facsimile No.:  (310) 964-0839
Attention:  General Counsel

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Matthew Bloch, Esq.

Michael E. Lubowitz, Esq.

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Facsimile No.:  (213) 630-6298

Attention:  Corporate Unit

The Issuers, any Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when transmission is confirmed, if sent by facsimile.

Any notice or communication to a Holder of a Note shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder of a Note or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuers mail a notice or communication to Holders of Notes, they shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuers agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the Applicable Procedures of the Depositary, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice.

SECTION 11.03.                                                Communication by Holders of Notes with Other Holders of Notes.

Holders of the Notes may communicate pursuant to TIA § 312(b) with other Holders of Notes with respect to their rights under this Indenture or the Notes.  The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.                                                Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture (except in connection with the original issuance of the Notes), the Issuers shall furnish to the Trustee:

(a)           an Officers’ Certificate of each Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05.                                                Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06.                                                Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07.                                                No Personal Liability of Directors, Owners, Employees, Incorporators and Stockholders.

No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors and any of their Affiliates under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such waiver is against public policy.

SECTION 11.08.                                                Governing Law.

The internal law of the State of New York shall govern and be used to construe this Indenture, the Notes and the Guarantees without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 11.09.                                                No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of their respective Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.                                                Successors.

All agreements of the Issuers and the Guarantors in this Indenture and the Notes and the Guarantees shall bind the successors of the Issuers and the Guarantors, respectively.  All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.11.                                                Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12.                                                Counterpart Originals.

The parties may sign any number of copies hereof.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13.                                                Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections hereof have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.14.                                                Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.                                                Waiver of Jury Trial.

EACH OF THE ISSUERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 11.16.                                                Benefits of Indenture.

Nothing in this Indenture, the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

DIRECTV HOLDINGS LLC, as the Company
DIRECTV, as Parent
DIRECTV FINANCING CO., INC., as Finance Co.
DIRECTV CUSTOMER SERVICES, INC., as Guarantor
DIRECTV MERCHANDISING, INC., as Guarantor
DIRECTV ENTERPRISES, LLC, as Guarantor
DIRECTV LLC, as Guarantor
LABC PRODUCTIONS, LLC, as Guarantor
DIRECTV HOME SERVICES, LLC, as Guarantor

By:	/s/ Patrick T. Doyle
	Name:	Patrick T. Doyle
	Title:	Executive Vice President and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Alex Briffett
	Name:	John A. (Alex) Briffett
	Title:	Authorized Signatory

[Signature Page to Indenture]

EXHIBIT A-1

[Face of 2017 Note]

2.400% Senior Note due 2017

Cert. No.
CUSIP No.

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.

jointly and severally promise to pay to

or its registered assigns

the principal sum of

Dollars on March 15, 2017

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2012.

Record Dates:  March 1 and September 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Issuers have caused this 2017 Note to be duly executed.

Dated:
DIRECTV HOLDINGS LLC

By:
Name:
Title:

DIRECTV FINANCING CO., INC.

By:
Name:
Title:

This is one of the 2017 Notes referred to in
the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

A-1-1

(Back of 2017 Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  DIRECTV Holdings LLC, a Delaware limited liability company (the “Company”) and DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” and, together with the Company, the “Issuers”) jointly and severally promise to pay interest on the principal amount of this 2017 Note at the rate and in the manner specified below.  Interest will accrue at 2.400% per annum and will be payable semi-annually in cash on each March 15 and September 15, commencing September 15, 2012, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the 2017 Notes at the close of business on the immediately preceding March 1 and September 1, whether or not a Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.  To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the 2017 Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Issuers shall pay interest on the 2017 Notes (except defaulted interest) to the Persons who are registered Holders of 2017 Notes at the close of business on the record date next preceding the Interest Payment Date, even if such 2017 Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this 2017 Note to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The 2017 Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of 2017 Notes at their respective addresses set forth in the register of Holders of 2017 Notes.  Unless otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a 2017 Note.  The Company may act in any such capacity.

(4)           Indenture.  The Issuers issued the 2017 Notes under an Indenture, dated as of March 8, 2012 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  This is one of an issue of 2017 Notes of the Issuers issued, or to be issued, under the Indenture.  The Issuers shall be entitled to issue additional 2017 Notes pursuant to Section 2.02 of the Indenture.  All 2017 Notes issued under the Indenture shall be treated as a single Series of Notes under the Indenture.  The terms of the 2017 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture.  The 2017 Notes are subject to all such terms, and Holders of 2017 Notes are referred to the Indenture and such act for a statement of such terms.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the 2017 Notes.  The 2017 Notes are senior unsecured obligations of the Issuers.

A-1-2

(5)           Optional Redemption.  At any time and from time to time the Company may redeem all or any portion of the 2017 Notes outstanding at a redemption price equal to the greater of:

(a)           100% of the aggregate principal amount of the 2017 Notes to be redeemed, and

(b)           an amount equal to sum of the present values of the remaining scheduled payments of principal of and interest on the 2017 Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 25 basis points, plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the maturity date for the 2017 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to the 2017 Notes, the Company shall make an offer to purchase on the Change of Control Payment Date all outstanding 2017 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.  Holders of 2017 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such 2017 Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

A-1-3

(7)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 2017 Notes are to be redeemed at its registered address.  Notes may be redeemed in part but only in whole multiples of $2,000, unless all of the 2017 Notes held by a Holder of 2017 Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on 2017 Notes or portions of them called for redemption unless the Company fails to redeem such 2017 Notes or such portions thereof.

(8)           Denominations, Transfer, Exchange.  The 2017 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of 2017 Notes may be registered and 2017 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder of a 2017 Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any 2017 Note or portion of a 2017 Note selected for redemption.  Also, it need not exchange or register the transfer of any 2017 Notes for a period of 15 days before a selection of 2017 Notes to be redeemed.

(9)           Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this 2017 Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this 2017 Note is registered as their absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this 2017 Note and for all other purposes whatsoever, whether or not this 2017 Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.  The registered Holder of a 2017 Note shall be treated as its owner for all purposes.

(10)         Amendments, Supplement and Waivers.  Subject to certain exceptions, the Indenture, the 2017 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2017 Notes may be amended or supplemented with the written consent of the Holders of 2017 Notes of not less than a majority of the aggregate principal amount of 2017 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2017 Notes), and any existing Default and its consequences or compliance with any provision hereof or the 2017 Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of 2017 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2017 Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2017 Notes held by a non-consenting Holder of 2017 Notes): change the maturity of the principal of, or any installment of principal of or interest on the 2017 Notes; reduce the principal amount of 2017 Notes which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on the 2017 Notes or alter the provisions with respect to the amount of redemption premium on the 2017 Notes; change the coin or currency in which the principal of or premium, if any, or interest on the 2017 Notes is payable; impair the right of any Holder of 2017 Notes to institute suit for the enforcement of any such payment on or after the maturity of the 2017 Notes (or, in the case of redemption, on or after the redemption date); reduce the percentage in principal amount of the 2017 Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture; modify any of the provisions of Section 9.02 and Section 6.04 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent

A-1-4

of the Holder of each outstanding 2017 Note affected thereby or; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred.  Notwithstanding the foregoing, without the consent of any Holder of a 2017 Note, the Indenture, the 2017 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2017 Notes may be amended or supplemented add to the covenants for the benefit of the Holders of all or any 2017 Note or to surrender any rights or power in the Indenture conferred upon the Issuers; to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the 2017 Notes in the case of a merger or consolidation; to provide for the issuance of Exchange Notes; to add any additional Events of Default from the benefit of Holders of the 2017 Notes; to add one or more Guarantees for the benefit of Holders of 2017 Notes; to secure the 2017 Notes; to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the 2017 Notes and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of trusts under the Indenture by more than one Trustee; to comply with the rules of any applicable depositary of the 2017 Notes; to provide for uncertificated 2017 Notes or Guarantees in addition to or in place of certificated 2017 Notes or Guarantees; to cure any ambiguity, defect or inconsistency; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or to make any other change that would provide any additional rights or benefits to the Holders of the 2017 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

(11)         Defaults and Remedies.  Each of the following constitutes an Event of Default with respect to the 2017 Notes:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the 2017 Notes;

(b)           default in payment when due of principal of or premium, if any, on the 2017 Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with Section 4.10 or 5.01 of the Indenture;

(d)           default under any other provision of the Indenture or the 2017 Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2017 Notes;

(e)           there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company and any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing

A-1-5

Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)           failure by the Company and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(h)           any Guarantee of a Significant Subsidiary with respect to the 2017 Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of the 2017 Notes;

(i)            the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default relating to an Issuer specified in clause (i) or (j) above) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2017 Notes by written notice to the Issuers and the Trustee, may declare all the 2017 Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) above with respect to an Issuer, all outstanding 2017 Notes shall become and

A-1-6

immediately be due and payable without further action or notice.  Holders of the 2017 Notes may not enforce the Indenture or the 2017 Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the 2017 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

In the event the 2017 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2017 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

(1)                                  the applicable Existing Notes have been redeemed, repaid or discharged in full;

(2)                                  the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

(3)                                  the default that is the basis for the Event of Default has been cured.

The Holders of a majority in aggregate principal amount of the then outstanding 2017 Notes by written notice to the Trustee may on behalf of all the Holders of 2017 Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  The Holders of a majority in aggregate principal amount of the then outstanding 2017 Notes, by written notice to the Trustee, may on behalf of the Holders of all of the 2017 Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the 2017 Notes.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including, without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)         Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Subsidiaries, and may otherwise deal with the Issuers or their Subsidiaries, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

A-1-7

(13)         No Personal Liabilities of Directors, Owners, Employees, Incorporators and Stockholders.  No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of 2017 Notes by accepting a 2017 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2017 Notes.

(14)         Guarantees.  Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15)         Authentication.  This 2017 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         Abbreviations.  Customary abbreviations may be used in the name of a Holder of a 2017 Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2017 Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2017 Notes.  No representation is made as to the accuracy of such numbers either as printed on the 2017 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of a 2017 Note upon written request and without charge a copy of the Indenture.  Request may be made to:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Attention:  Corporate Secretary

A-1-8

ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this 2017 Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                   agent to transfer this 2017 Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2017 Note purchased by the Issuers pursuant to Section 4.10 (Change of Control and Ratings Decline) of the Indenture, check the box below:

☐            Section 4.10

If you want to have only part of the 2017 Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

A-1-10

[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of the Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized officer of Trustee or Note Custodian

A-1-11

EXHIBIT A-2

[Face of 2022 Note]

3.800% Senior Note due 2022

Cert. No.
CUSIP No.

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.

jointly and severally promise to pay to

or its registered assigns

the principal sum of

Dollars on March 15, 2022

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2012.

Record Dates:  March 1 and September 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Issuers have caused this 2022 Note to be duly executed.

Dated:
DIRECTV HOLDINGS LLC

By:
Name:
Title:

DIRECTV FINANCING CO., INC.

By:
Name:
Title:

This is one of the 2022 Notes referred to in
the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. , as Trustee

By:
Authorized Signatory

Dated:

A-2-1

(Back of 2022 Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  DIRECTV Holdings LLC, a Delaware limited liability company (the “Company”) and DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” and, together with the Company, the “Issuers”) jointly and severally promise to pay interest on the principal amount of this 2022 Note at the rate and in the manner specified below.  Interest will accrue at 3.800% per annum and will be payable semi-annually in cash on each March 15 and September 15, commencing September 15, 2012, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the 2022 Notes at the close of business on the immediately preceding March 1 and September 1, whether or not a Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.  To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the 2022 Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Issuers shall pay interest on the 2022 Notes (except defaulted interest) to the Persons who are registered Holders of 2022 Notes at the close of business on the record date next preceding the Interest Payment Date, even if such 2022 Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this 2022 Note to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The 2022 Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of 2022 Notes at their respective addresses set forth in the register of Holders of 2022 Notes.  Unless otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a 2022 Note.  The Company may act in any such capacity.

(4)           Indenture.  The Issuers issued the 2022 Notes under an Indenture, dated as of March 8, 2012 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  This is one of an issue of 2022 Notes of the Issuers issued, or to be issued, under the Indenture.  The Issuers shall be entitled to issue additional 2022 Notes pursuant to Section 2.02 of the Indenture.  All 2022 Notes issued under the Indenture shall be treated as a single Series of Notes under the Indenture.  The terms of the 2022 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture.  The 2022 Notes are subject to all such terms, and Holders of 2022 Notes are referred to the Indenture and such act for a statement of such terms.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the 2022 Notes.  The 2022 Notes are senior unsecured obligations of the Issuers.

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(5)           Optional Redemption.  At any time and from time to time the Company may redeem all or any portion of the 2022 Notes outstanding at a redemption price equal to the greater of:

(a)           100% of the aggregate principal amount of the 2022 Notes to be redeemed, and

(b)           an amount equal to sum of the present values of the remaining scheduled payments of principal of and interest on the 2022 Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 30 basis points, plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the maturity date for the 2022 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to the 2022 Notes, the Company shall make an offer to purchase on the Change of Control Payment Date all outstanding 2022 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.  Holders of 2022 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such 2022 Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

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(7)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 2022 Notes are to be redeemed at its registered address.  Notes may be redeemed in part but only in whole multiples of $2,000, unless all of the 2022 Notes held by a Holder of 2022 Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on 2022 Notes or portions of them called for redemption unless the Company fails to redeem such 2022 Notes or such portions thereof.

(8)           Denominations, Transfer, Exchange.  The 2022 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of 2022 Notes may be registered and 2022 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder of a 2022 Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any 2022 Note or portion of a 2022 Note selected for redemption.  Also, it need not exchange or register the transfer of any 2022 Notes for a period of 15 days before a selection of 2022 Notes to be redeemed.

(9)           Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this 2022 Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this 2022 Note is registered as their absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this 2022 Note and for all other purposes whatsoever, whether or not this 2022 Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.  The registered Holder of a 2022 Note shall be treated as its owner for all purposes.

(10)         Amendments, Supplement and Waivers.  Subject to certain exceptions, the Indenture, the 2022 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2022 Notes may be amended or supplemented with the written consent of the Holders of 2022 Notes of not less than a majority of the aggregate principal amount of 2022 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2022 Notes), and any existing Default and its consequences or compliance with any provision hereof or the 2022 Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of 2022 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2022 Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2022 Notes held by a non-consenting Holder of 2022 Notes): change the maturity of the principal of, or any installment of principal of or interest on the 2022 Notes; reduce the principal amount of 2022 Notes which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on the 2022 Notes or alter the provisions with respect to the amount of redemption premium on the 2022 Notes; change the coin or currency in which the principal of or premium, if any, or interest on the 2022 Notes is payable; impair the right of any Holder of 2022 Notes to institute suit for the enforcement of any such payment on or after the maturity of the 2022 Notes (or, in the case of redemption, on or after the redemption date); reduce the percentage in principal amount of the 2022 Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture; modify any of the provisions of Section 9.02 and Section 6.04 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent

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of the Holder of each outstanding 2022 Note affected thereby or; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred.  Notwithstanding the foregoing, without the consent of any Holder of a 2022 Note, the Indenture, the 2022 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2022 Notes may be amended or supplemented add to the covenants for the benefit of the Holders of all or any 2022 Note or to surrender any rights or power in the Indenture conferred upon the Issuers; to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the 2022 Notes in the case of a merger or consolidation; to provide for the issuance of Exchange Notes; to add any additional Events of Default from the benefit of Holders of the 2022 Notes; to add one or more Guarantees for the benefit of Holders of 2022 Notes; to secure the 2022 Notes; to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the 2022 Notes and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of trusts under the Indenture by more than one Trustee; to comply with the rules of any applicable depositary of the 2022 Notes; to provide for uncertificated 2022 Notes or Guarantees in addition to or in place of certificated 2022 Notes or Guarantees; to cure any ambiguity, defect or inconsistency; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or to make any other change that would provide any additional rights or benefits to the Holders of the 2022 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

(11)         Defaults and Remedies.  Each of the following constitutes an Event of Default with respect to the 2022 Notes:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the 2022 Notes;

(b)           default in payment when due of principal of or premium, if any, on the 2022 Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with Section 4.10 or 5.01 of the Indenture;

(d)           default under any other provision of the Indenture or the 2022 Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2022 Notes;

(e)           there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company and any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing

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Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)           failure by the Company and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(h)           any Guarantee of a Significant Subsidiary with respect to the 2022 Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of the 2022 Notes;

(i)            the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default relating to an Issuer specified in clause (i) or (j) above) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2022 Notes by written notice to the Issuers and the Trustee, may declare all the 2022 Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) above with respect to an Issuer, all outstanding 2022 Notes shall become and

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immediately be due and payable without further action or notice.  Holders of the 2022 Notes may not enforce the Indenture or the 2022 Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the 2022 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

In the event the 2022 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2022 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

(1)                                  the applicable Existing Notes have been redeemed, repaid or discharged in full;

(2)                                  the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

(3)                                  the default that is the basis for the Event of Default has been cured.

The Holders of a majority in aggregate principal amount of the then outstanding 2022 Notes by written notice to the Trustee may on behalf of all the Holders of 2022 Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  The Holders of a majority in aggregate principal amount of the then outstanding 2022 Notes, by written notice to the Trustee, may on behalf of the Holders of all of the 2022 Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the 2022 Notes.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including, without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)         Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Subsidiaries, and may otherwise deal with the Issuers or their Subsidiaries, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

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(13)         No Personal Liabilities of Directors, Owners, Employees, Incorporators and Stockholders.  No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of 2022 Notes by accepting a 2022 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2022 Notes.

(14)         Guarantees.  Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15)         Authentication.  This 2022 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         Abbreviations.  Customary abbreviations may be used in the name of a Holder of a 2022 Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2022 Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2022 Notes.  No representation is made as to the accuracy of such numbers either as printed on the 2022 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of a 2022 Note upon written request and without charge a copy of the Indenture.  Request may be made to:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Attention:  Corporate Secretary

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ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this 2022 Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this 2022 Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2022 Note purchased by the Issuers pursuant to Section 4.10 (Change of Control and Ratings Decline) of the Indenture, check the box below:

☐            Section 4.10

If you want to have only part of the 2022 Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

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[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of the Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized officer of Trustee or Note Custodian

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EXHIBIT A-3

[Face of 2042 Note]

5.150% Senior Note due 2042

Cert. No.
CUSIP No.

DIRECTV Holdings LLC and
DIRECTV Financing Co., Inc.

jointly and severally promise to pay to

or its registered assigns

the principal sum of

Dollars on March 15, 2042

Interest Payment Dates:  March 15 and September 15, commencing September 15, 2012.

Record Dates:  March 1 and September 1 (whether or not a Business Day).

IN WITNESS WHEREOF, the Issuers have caused this 2042 Note to be duly executed.

Dated:

DIRECTV HOLDINGS LLC

By:
Name:
Title:

DIRECTV FINANCING CO., INC.

By:
Name:
Title:

This is one of the 2042 Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. , as Trustee

By:
Authorized Signatory

Dated:

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(Back of 2042 Note)

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

(1)           Interest.  DIRECTV Holdings LLC, a Delaware limited liability company (the “Company”) and DIRECTV Financing Co., Inc., a Delaware corporation (“DIRECTV Financing” and, together with the Company, the “Issuers”) jointly and severally promise to pay interest on the principal amount of this 2042 Note at the rate and in the manner specified below.  Interest will accrue at 5.150% per annum and will be payable semi-annually in cash on each March 15 and September 15, commencing September 15, 2012, or if any such day is not a Business Day on the next succeeding Business Day (each, an “Interest Payment Date”) to Holders of record of the 2042 Notes at the close of business on the immediately preceding March 1 and September 1, whether or not a Business Day.  Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.  To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of the then applicable interest rate on the 2042 Notes; they shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.  In addition, Holders may be entitled to the benefits of certain provisions of the Registration Rights Agreement.

(2)           Method of Payment.  The Issuers shall pay interest on the 2042 Notes (except defaulted interest) to the Persons who are registered Holders of 2042 Notes at the close of business on the record date next preceding the Interest Payment Date, even if such 2042 Notes are canceled after such record date and on or before such Interest Payment Date.  The Holder hereof must surrender this 2042 Note to a Paying Agent to collect principal payments.  The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The 2042 Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of 2042 Notes at their respective addresses set forth in the register of Holders of 2042 Notes.  Unless otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

(3)           Paying Agent and Registrar.  Initially, the Trustee will act as Paying Agent and Registrar.  The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a 2042 Note.  The Company may act in any such capacity.

(4)           Indenture.  The Issuers issued the 2042 Notes under an Indenture, dated as of March 8, 2012 (the “Indenture”), among the Issuers, the Guarantors and the Trustee.  This is one of an issue of 2042 Notes of the Issuers issued, or to be issued, under the Indenture.  The Issuers shall be entitled to issue additional 2042 Notes pursuant to Section 2.02 of the Indenture.  All 2042 Notes issued under the Indenture shall be treated as a single Series of Notes under the Indenture.  The terms of the 2042 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture.  The 2042 Notes are subject to all such terms, and Holders of 2042 Notes are referred to the Indenture and such act for a statement of such terms.  The terms of the Indenture shall govern any inconsistencies between the Indenture and the 2042 Notes.  The 2042 Notes are senior unsecured obligations of the Issuers.

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(5)           Optional Redemption.  At any time and from time to time the Company may redeem all or any portion of the 2022 Notes outstanding at a redemption price equal to the greater of:

(a)           100% of the aggregate principal amount of the 2042 Notes to be redeemed, and

(b)           an amount equal to sum of the present values of the remaining scheduled payments of principal of and interest on the 2042 Notes to be redeemed (excluding accrued and unpaid interest to the redemption date and subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) discounted from their scheduled date of payment to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 35 basis points, plus, in each of the above cases, accrued and unpaid interest, if any, to such redemption date.

“Treasury Rate” means, at the time of computation, (1) the semi-annual equivalent yield to maturity of the United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) for the maturity corresponding to the Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the maturity date for the 2042 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.  The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

(6)           Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to the 2042 Notes, the Company shall make an offer to purchase on the Change of Control Payment Date all outstanding 2042 Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase.  Holders of 2042 Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such 2042 Notes purchased by completing the form entitled “Option of Holder To Elect Purchase” appearing below.

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(7)           Notice of Redemption.  Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose 2022 Notes are to be redeemed at its registered address.  Notes may be redeemed in part but only in whole multiples of $2,000, unless all of the 2042 Notes held by a Holder of 2042 Notes are to be redeemed.  On and after the redemption date, interest ceases to accrue on 2042 Notes or portions of them called for redemption unless the Company fails to redeem such 2042 Notes or such portions thereof.

(8)           Denominations, Transfer, Exchange.  The 2042 Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000.  The transfer of 2042 Notes may be registered and 2042 Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder of a 2042 Note, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  The Registrar need not exchange or register the transfer of any 2042 Note or portion of a 2042 Note selected for redemption.  Also, it need not exchange or register the transfer of any 2042 Notes for a period of 15 days before a selection of 2042 Notes to be redeemed.

(9)           Persons Deemed Owners.  Prior to due presentment to the Trustee for registration of the transfer of this 2042 Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name this 2042 Note is registered as their absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this 2042 Note and for all other purposes whatsoever, whether or not this 2042 Note is overdue, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.  The registered Holder of a 2042 Note shall be treated as its owner for all purposes.

(10)         Amendments, Supplement and Waivers.  Subject to certain exceptions, the Indenture, the 2042 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2042 Notes may be amended or supplemented with the written consent of the Holders of 2042 Notes of not less than a majority of the aggregate principal amount of 2042 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2042 Notes), and any existing Default and its consequences or compliance with any provision hereof or the 2042 Notes may be waived with the consent of the Holders of a majority of the aggregate principal amount of 2042 Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the 2042 Notes).  Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver may not (with respect to any 2042 Notes held by a non-consenting Holder of 2042 Notes): change the maturity of the principal of, or any installment of principal of or interest on the 2042 Notes; reduce the principal amount of 2042 Notes which would be due and payable upon a declaration of acceleration of the maturity thereof, or reduce the rate of interest on the 2042 Notes or alter the provisions with respect to the amount of redemption premium on the 2042 Notes; change the coin or currency in which the principal of or premium, if any, or interest on the 2042 Notes is payable; impair the right of any Holder of 2042 Notes to institute suit for the enforcement of any such payment on or after the maturity of the 2042 Notes (or, in the case of redemption, on or after the redemption date); reduce the percentage in principal amount of the 2042 Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture; modify any of the provisions of Section 9.02 and Section 6.04 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent

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of the Holder of each outstanding 2042 Note affected thereby or; amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event after such Change of Control Triggering Event has occurred.  Notwithstanding the foregoing, without the consent of any Holder of a 2042 Note, the Indenture, the 2042 Notes or the Guarantees or any amended or supplemental indenture with respect to the 2042 Notes may be amended or supplemented add to the covenants for the benefit of the Holders of all or any 2042 Note or to surrender any rights or power in the Indenture conferred upon the Issuers; to provide for the assumption of the obligations of the Issuers or any Guarantor to the Holders of the 2042 Notes in the case of a merger or consolidation; to provide for the issuance of Exchange Notes; to add any additional Events of Default from the benefit of Holders of the 2042 Notes; to add one or more Guarantees for the benefit of Holders of 2042 Notes; to secure the 2042 Notes; to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the 2042 Notes and to add to or change any of the provisions hereof as shall be necessary to provide for or facilitate the administration of trusts under the Indenture by more than one Trustee; to comply with the rules of any applicable depositary of the 2042 Notes; to provide for uncertificated 2042 Notes or Guarantees in addition to or in place of certificated 2042 Notes or Guarantees; to cure any ambiguity, defect or inconsistency; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or to make any other change that would provide any additional rights or benefits to the Holders of the 2042 Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

(11)         Defaults and Remedies.  Each of the following constitutes an Event of Default with respect to the 2042 Notes:

(a)           default for 30 days in the payment when due of interest or additional interest, if any, on the 2042 Notes;

(b)           default in payment when due of principal of or premium, if any, on the 2042 Notes at maturity, upon repurchase, redemption or otherwise;

(c)           failure to comply with Section 4.10 or 5.01 of the Indenture;

(d)           default under any other provision of the Indenture or the 2042 Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2042 Notes;

(e)           there shall occur any (i) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company and any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates $100 million or more or (ii) “Event of Default” under and as defined in any indenture governing any of the Existing

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Notes (but only for so long as the Existing Notes issued thereunder remain outstanding and such “Event of Default” has not been cured or waived, in accordance with such indenture) whether or not any of the Existing Notes have been accelerated in accordance with the terms of the indentures governing the Existing Notes;

(f)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company and any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than the Indebtedness evidenced by the Existing Notes, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100 million or more;

(g)           failure by the Company and any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating $100 million or more, which judgments are not stayed within 60 days after their entry;

(h)           any Guarantee of a Significant Subsidiary with respect to the 2042 Notes shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee of the 2042 Notes;

(i)            the Company, DIRECTV Financing or any Significant Subsidiary of the Company pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors; and

(j)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, DIRECTV Financing or any Significant Subsidiary of the Company in an involuntary case; (ii) appoints a custodian of the Company, DIRECTV Financing or any Significant Subsidiary of the Company or for all or substantially all of the property of the Company, DIRECTV Financing or any Significant Subsidiary of the Company; or (iii) orders the liquidation of the Company, DIRECTV Financing or any Significant Subsidiary of the Company, and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default relating to an Issuer specified in clause (i) or (j) above) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% of the aggregate principal amount then outstanding of the 2042 Notes by written notice to the Issuers and the Trustee, may declare all the 2042 Notes to be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in clause (i) or (j) above with respect to an Issuer, all outstanding 2042 Notes shall become and

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immediately be due and payable without further action or notice.  Holders of the 2042 Notes may not enforce the Indenture or the 2042 Notes except as provided in the Indenture.  The Trustee may withhold from Holders of the 2042 Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

In the event the 2042 Notes are accelerated as a result of an Event of Default specified in clause (e)(ii) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of the acceleration of the 2042 Notes) shall be annulled, waived and rescinded, automatically and without action by the Trustee or the Holders, if (i) such rescission would not conflict with any judgment or decree and (ii) within 60 days following the occurrence of such Event of Default:

(1)                                  the applicable Existing Notes have been redeemed, repaid or discharged in full;

(2)                                  the Trustee thereunder or the requisite holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to the Event of Default; or

(3)                                  the default that is the basis for the Event of Default has been cured.

The Holders of a majority in aggregate principal amount of the then outstanding 2042 Notes by written notice to the Trustee may on behalf of all the Holders of 2042 Notes rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.  The Holders of a majority in aggregate principal amount of the then outstanding 2042 Notes, by written notice to the Trustee, may on behalf of the Holders of all of the 2042 Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the 2042 Notes.

The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default.

All powers of the Trustee under the Indenture will be subject to applicable provisions of the Communications Act, including, without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

(12)         Trustee Dealings with Issuers.  The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Subsidiaries, and may otherwise deal with the Issuers or their Subsidiaries, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

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(13)         No Personal Liabilities of Directors, Owners, Employees, Incorporators and Stockholders.  No director, owner, officer, employee, incorporator or stockholder of the Issuers, the Guarantors or any of their Affiliates, as such, shall have any liability for any obligations of the Issuers, the Guarantors or any of their Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of 2042 Notes by accepting a 2042 Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the 2042 Notes.

(14)         Guarantees.  Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

(15)         Authentication.  This 2042 Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         Abbreviations.  Customary abbreviations may be used in the name of a Holder of a 2042 Note or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST (5 Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the 2042 Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of 2042 Notes.  No representation is made as to the accuracy of such numbers either as printed on the 2042 Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of a 2042 Note upon written request and without charge a copy of the Indenture.  Request may be made to:

DIRECTV Holdings LLC
2230 East Imperial Highway
El Segundo, California 90245
Attention:  Corporate Secretary

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ASSIGNMENT FORM

To assign this Note, fill in the form below:  (I) or (we) assign and transfer this 2042 Note to

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this 2042 Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face ofthis Note)
Signature Guarantee.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this 2042 Note purchased by the Issuers pursuant to Section 4.10 (Change of Control and Ratings Decline) of the Indenture, check the box below:

☐            Section 4.10

If you want to have only part of the 2042 Note purchased by the Issuers pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee.

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[ATTACHMENT FOR GLOBAL NOTES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase Principal Amount of the Global Note	Principal Amount of this Global Note following such Decrease (or Increase)	Signature of authorized officer of Trustee or Note Custodian

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EXHIBIT B

FORM OF GUARANTEE

[Name of Guarantor] and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together the “Issuers”) to the Holders or the Trustee all in accordance with the terms set forth in Article 10 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his or its status as such.  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE 10 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-1

EXHIBIT C-1

FORM OF CERTIFICATE OF TRANSFER

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California  92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  2.400% Senior Notes due 2017

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                              (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                   (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

C-1-1

2.                                      ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐            Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐            or such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐            such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

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4.                                      ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐            Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐            Check if Transfer is Pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐            Check if Transfer is Pursuant to Other Exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐    a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP [               ]), or

(ii) ☐  Regulation S Global (CUSIP [               ])), or

(b)   ☐    a Restricted Definitive Note.

2.     After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐    a beneficial interest in the:

(i)    ☐  144A Global Note (CUSIP [               ]), or

(ii)   ☐  Regulation S Global Note (CUSIP [               ]), or

(iii)  ☐  Unrestricted Global Note CUSIP [               ], or

(b)   ☐    a Restricted Definitive Note; or

(c)   ☐    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

C-1-5

EXHIBIT C-2

FORM OF CERTIFICATE OF TRANSFER

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California  92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  3.800% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

C-2-1

2.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    or such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

C-2-2

4.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

C-2-3

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-2-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.              The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP [               ]), or

(ii) ☐  Regulation S Global  (CUSIP [               ])),  or

(b)                                 ☐                                    a Restricted Definitive Note.

2.              After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)  ☐  144A Global Note  (CUSIP [               ]),  or

(ii) ☐  Regulation S Global Note (CUSIP [               ]), or

(iii) ☐  Unrestricted Global Note CUSIP [               ],  or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

C-2-5

EXHIBIT C-3

FORM OF CERTIFICATE OF TRANSFER

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California  92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  5.150% Senior Notes due 2042

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $        in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

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2.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.                                      ☐                                    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)                                 ☐                                    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)                                 ☐                                    or such Transfer is being effected to the Issuers or a subsidiary thereof;

or

(c)                                  ☐                                    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

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4.                                      ☐                                    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)                                 ☐                                    Check if Transfer is pursuant to Rule 144.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)                                 ☐                                    Check if Transfer is Pursuant to Regulation S.  (i)  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)                                  ☐                                    Check if Transfer is Pursuant to Other Exemption.  (i)  The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-3-4

ANNEX A TO CERTIFICATE OF TRANSFER

1.              The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 ☐                                    a beneficial interest in the:

(i)  ☐  144A Global Note (CUSIP [               ]), or

(ii) ☐  Regulation S Global  (CUSIP [               ])),  or

(b)                                 ☐                                    a Restricted Definitive Note.

2.              After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 ☐                                    a beneficial interest in the:

(i)  ☐  144A Global Note  (CUSIP [               ]),  or

(ii) ☐  Regulation S Global Note (CUSIP [               ]), or

(iii) ☐  Unrestricted Global Note CUSIP [               ],  or

(b)                                 ☐                                    a Restricted Definitive Note; or

(c)                                  ☐                                    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

C-3-5

EXHIBIT D-1

FORM OF CERTIFICATE OF EXCHANGE

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California   92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  2.400% Senior Notes due 2017

(CUSIP [             ])

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest

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is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-1-3

EXHIBIT D-2

FORM OF CERTIFICATE OF EXCHANGE

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California   92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  3.800% Senior Notes due 2022

(CUSIP [             ])

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                   (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

D-2-1

(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest

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is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

D-2-3

EXHIBIT D-3

FORM OF CERTIFICATE OF EXCHANGE

DIRECTV Holdings LLC
DIRECTV Financing Co., Inc.
2230 East Imperial Highway
El Segundo, California   92405

The Bank of New York Mellon Trust Company, N.A.
400 South Hope Street, Suite 400
Los Angeles, CA 90071
Attn:  Corporate Unit

Re:  5.150% Senior Notes due 2042

(CUSIP [             ])

Reference is hereby made to the Indenture, dated as of March 8, 2012 (the “Indenture”), among DIRECTV Holdings LLC and DIRECTV Financing Co., Inc., as co-issuers (the “Issuers”), the Guarantors named therein and The Bank of New York Mellon, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)                                  ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.                                      Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)                                 ☐                                    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)                                 ☐                                    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest

D-3-2

is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:
Dated:

D-3-3